Exhibit 99.1

Prospectus Supplement

(To Prospectus dated June 29, 2012)

$1,000,000,000

American International Group, Inc.

3.375% Notes Due 2020

We are offering $1,000,000,000 principal amount of our 3.375% Notes due 2020 (the “Notes”).

The Notes will bear interest at the rate of 3.375% per annum, accruing from August 9, 2013 and payable semi-annually in arrears on each February 15 and August 15, beginning on February 15, 2014 (long first coupon). The Notes will mature on August 15, 2020. The Notes will be sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem some or all of the Notes at any time at the redemption price described under “Description of the Notes — Optional Redemption.”

The Notes will be our unsecured obligations and will rank equally with all of our other existing and future unsecured indebtedness. The Notes will be structurally subordinated to secured and unsecured debt of our subsidiaries, which is significant. The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

Investing in the Notes involves risks. Before investing in any Notes offered hereby, you should consider carefully each of the risk factors set forth in “Risk Factors” beginning on page S-4 of this prospectus supplement, Part II, Item 1A. of American International Group, Inc.’s (“AIG”) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and Part I, Item 1A. of AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price	99.975	%(1)	$999,750,000
Underwriting discount and commissions	0.400%		$4,000,000
Proceeds, before expenses, to AIG	99.575%		$995,750,000

(1)	Plus interest accrued on the Notes from August 9, 2013, if any.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme, on or about August 9, 2013.

Joint Book-Running Managers

Citigroup	HSBC	US Bancorp	Wells Fargo Securities

Co-Managers
Mizuho Securities		Scotiabank
SMBC Nikko		Standard Chartered Bank
Junior Co-Managers
CastleOak Securities, L.P.	ING	Mischler Financial Group
PNC Capital Markets LLC	Ramirez & Co., Inc.	Siebert Capital Markets

Prospectus Supplement dated August 6, 2013.

We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued or authorized by us and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted. The offer and sale of the Notes in certain jurisdictions is subject to the restrictions described herein under “Underwriting — Selling Restrictions.” The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the Notes.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information regarding AIG’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and not its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein and therein is only accurate as of their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and other publicly available documents, including the documents incorporated herein and therein by reference, may include, and officers and representatives of AIG may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate.” These projections, goals, assumptions and statements may address, among other things:

•

the monetization of AIG’s interests in International Lease Finance Corporation (“ILFC”), including whether AIG’s proposed sale of up to 90 percent of ILFC will be completed and if completed, the timing and final terms of such sale;

•	AIG’s exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers and sovereign bond issuers;

•	AIG’s exposure to European governments and European financial institutions;

•	AIG’s strategy for risk management;

•	AIG’s generation of deployable capital;

•	AIG’s return on equity and earnings per share long-term aspirational goals;

•	AIG’s strategies to grow net investment income, efficiently manage capital and reduce expenses;

•	AIG’s strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	the revenues and combined ratios of AIG’s subsidiaries.

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It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	changes in market conditions;

•	the occurrence of catastrophic events, both natural and man-made;

•	significant legal proceedings;

•

the timing and applicable requirements of any new regulatory framework to which AIG is subject as a savings and loan holding company, as a systemically important financial institution and as a global systemically important insurer;

•	concentrations in AIG’s investment portfolios;

•	actions by credit rating agencies;

•	judgments concerning casualty insurance underwriting and insurance liabilities;

•	judgments concerning the recognition of deferred tax assets; and

•

such other factors discussed throughout the “Risk Factors” section of this prospectus supplement, throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, and throughout Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of AIG’s Annual Report on Form 10-K for the year ended December 31, 2012.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Unless the context otherwise requires, the term “AIG” in this “Cautionary Statement Regarding Forward-Looking Information” section means American International Group, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. publicly listed company. You may read and copy any document AIG files at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AIG’s SEC filings are also available to the public through:

•	the SEC’s website at www.sec.gov; and

•	the New York Stock Exchange, 20 Broad Street, New York, New York 10005

AIG’s common stock is listed on the New York Stock Exchange and trades under the symbol “AIG.”

AIG has filed with the SEC a registration statement on Form S-3 relating to the Notes. This prospectus supplement is part of the registration statement and does not contain all the information in the registration

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statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s internet site noted above.

The SEC allows AIG to “incorporate by reference” the information AIG files with the SEC (other than information that is deemed “furnished” to the SEC) which means that AIG can disclose important information to you by referring to those documents, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement. AIG incorporates by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all the Notes to which this prospectus supplement relates are sold or the offering is otherwise terminated (except for information in these documents or filings that is deemed “furnished” to the SEC):

(1)	Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 21, 2013.

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed on May 2, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 filed on August 5, 2013.

(3)	The definitive proxy statement on Schedule 14A filed on April 4, 2013.

(4)	Current Reports on Form 8-K filed on January 9, 2013, January 24, 2013, February 19, 2013, February 21, 2013, March 1, 2013, March 8, 2013, March 13, 2013, March 19, 2013, March 27, 2013, April 4, 2013, May 2, 2013, May 3, 2013, May 13, 2013, May 15, 2013, May 31, 2013, June 5, 2013, June 5, 2013, June 17, 2013, July 9, 2013, August 1, 2013 and August 1, 2013.

AIG will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from AIG’s Investor Relations Department, 180 Maiden Lane, New York, New York 10038, telephone 212-770-6293, or you may obtain them from AIG’s corporate website at www.aig.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Notes. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section of this prospectus supplement, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2012, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

American International Group, Inc.

AIG, a Delaware corporation, is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG’s principal executive offices are located at 180 Maiden Lane, New York, New York 10038, and its main telephone number is (212) 770-7000. AIG’s internet address for its corporate website is www.aig.com. Except for the documents referred to under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on AIG’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus. AIG has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Recent Developments

On December 9, 2012, AIG, AIG Capital Corporation (“Seller”), a wholly-owned direct subsidiary of AIG and the sole shareholder of ILFC, and Jumbo Acquisition Limited (“Purchaser”) entered into a definitive agreement (the “Share Purchase Agreement”) for the sale of 80.1 percent of the common stock of ILFC for approximately $4.2 billion in cash (the “ILFC Transaction”). The Share Purchase Agreement permits the Purchaser to elect to purchase an additional 9.9 percent of the common stock of ILFC for $522.5 million (the “Option”). On June 15, 2013, AIG, Seller and Purchaser entered into an amendment (the “Amendment”) to the Share Purchase Agreement, as amended by Amendment No. 1, dated May 10, 2013. The Amendment extended to July 31, 2013, the date on which any of AIG, Seller or Purchaser may terminate the Share Purchase Agreement, as amended, if the closing of the ILFC Transaction has not yet occurred. Under the Amendment, AIG and Seller may pursue (but not enter into definitive documentation for, or consummate) other offers for ILFC and may continue to pursue (but not engage in widespread solicitation of orders for, or request effectiveness of) the alternative of a public offering.

On July 15, 2013, the Purchaser delivered notice that it intended to exercise the Option, raising the size of the total purchase to 90 percent of the common stock of ILFC.

As of August 5, 2013, the closing of the ILFC Transaction has not occurred. As a result, no assurance can be given that the Share Purchase Agreement will not be terminated.

Summary of the Offering

The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities AIG May Offer” in the accompanying prospectus.

Issuer	American International Group, Inc.

Notes Offered	$1,000,000,000 principal amount of 3.375% Notes due 2020 (the “Notes”)

Maturity Date	The Notes will mature on August 15, 2020.

Interest Rate and Payment Dates	The Notes will bear interest at the rate of 3.375% per annum payable semi-annually in arrears on each February 15 and August 15, beginning on February 15, 2014 (long first coupon), and ending at maturity.

Form and Denomination	The Notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The Notes will be unsecured obligations of American International Group, Inc. and will rank equally with all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur.” for a further discussion of those obligations.

In addition, the Notes will be structurally subordinated to the secured and unsecured debt of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.”

Optional Redemption	We may redeem the Notes, in whole or in part, at any time at our option prior to maturity at a price equal to the greater of (i) the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed discounted to the date of redemption as described under “Description of the Notes — Optional Redemption,” plus, in each case, accrued and unpaid interest to but excluding the date of the redemption.

Covenants	The terms of the Notes and the indenture governing the Notes limit our ability and the ability of certain of our subsidiaries to incur certain liens without equally and ratably securing the Notes. See “Description of the Notes — Limitation on Liens Covenant” for a further discussion. Other than this covenant, the terms of the Notes will contain limited protections for holders of the Notes. In particular, the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•	engage in a change of control transaction;

•	subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•	pay dividends;

•	sell assets; or

•	enter into transactions with related parties.

Use of Proceeds	Net proceeds to us will be approximately $995,250,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which are currently expected to include the retirement of our debt. See “Use of Proceeds.”

Further Issuances	We may create and issue further notes ranking equally and ratably with the Notes in all respects, on the same terms and conditions (except that the issue price and issue date may vary), so that such further notes will constitute and form a single series with the Notes being offered by this prospectus supplement.

Listing	We are not applying to list the Notes on any securities exchange or to include the Notes in any automated quotation system.

Trustee and Paying Agent	The trustee and paying agent for the Notes is The Bank of New York Mellon.

Governing Law	The indenture and the supplemental indentures under which the Notes are being issued and the Notes will be governed by the laws of the State of New York.

Risk Factors	Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should consider carefully the specific risk factors described in “Risk Factors” in this prospectus supplement, Part II, Item 1A. of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and Part I, Item 1A. of AIG’s Annual Report on Form 10-K for the year ended December 31, 2012, before purchasing any Notes.

RISK FACTORS

An investment in the Notes involves certain risks. You should carefully consider the risks described below, in Part II, Item 1A. of AIG’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and in Part I, Item 1A. of AIG’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before purchasing any Notes. Events relating to any of the following risks, or other risks and uncertainties, could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the Notes could decline, or we may be unable to meet our obligations under the Notes, which in turn could cause you to lose all or part of your investment.

The Notes are unsecured debt and will be effectively subordinated to any secured obligations we may incur.

The Notes will be our unsecured obligations and will rank effectively junior to any secured obligations we may incur, to the extent of the collateral securing those obligations. For example, if we were unable to repay indebtedness or meet other obligations under our secured debt, the holders of that secured debt may have the right to foreclose upon and sell the assets that secure that debt. In such an event, it is possible that we would not have sufficient funds to pay amounts due on the Notes.

In addition, if we are declared bankrupt, become insolvent or are liquidated or reorganized, holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt, and any of our secured indebtedness will be entitled to be paid in part or in full, to the extent of our pledged assets or the pledged assets of the guarantors securing that indebtedness before any payment may be made with respect to the Notes from such pledged assets. Secured lenders not paid in full from pledged assets shall be entitled to an unsecured claim for the balance of their debt (or such lesser amount as any applicable limited recourse may provide). Holders of the Notes will participate ratably in our remaining assets with all holders of any unsecured indebtedness that does not rank junior to the Notes, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes would likely receive less, ratably, than holders of our secured indebtedness.

The indenture relating to the Notes and the terms of the Notes contain limited protection for holders of the Notes.

The indenture (described further in “Description of the Notes” below and “Description of Debt Securities AIG May Offer — The Senior Debt Indenture” in the accompanying prospectus) under which the Notes will be issued and the terms of the Notes offer limited protection to holders of the Notes. In particular, the terms of the indenture and the terms of the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•	engage in a change of control transaction;

•	subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” issue secured debt or secure existing unsecured debt;

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•	pay dividends;

•	sell assets; or

•	enter into transactions with related parties.

Furthermore, the terms of the indenture and the terms of the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition or results of operations, as they will not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. In addition, the Notes do not provide for a step-up in interest on, or any other protection against, a decline in our credit ratings.

Our ability to incur additional debt and take a number of other actions that are not limited by the terms of the indenture or the Notes could negatively affect the value of the Notes.

In addition, our existing credit facilities include more protections for the lenders thereunder than are available to holders of the Notes under the indenture and the terms of the Notes. For example, subject to certain exceptions, our existing credit facilities restrict our ability and the ability of certain of our subsidiaries to, among other things, incur certain types of liens, merge, consolidate, sell all or substantially all of our assets and engage in transactions with affiliates. Our existing credit facilities also require us to maintain a specified total consolidated net worth and consolidated total debt to consolidated total capitalization. If we fail to comply with those covenants and are unable to obtain a waiver or amendment, an event of default would result under our existing credit facilities, and the lenders thereunder could, among other things, declare any outstanding borrowings under our existing credit facilities immediately due and payable. However, because the Notes do not contain similar covenants, such events may not constitute an event of default under the Notes and the holders of the Notes would not be able to accelerate the payment under the Notes. As a result, holders of the Notes may be effectively subordinated to the lenders of our existing credit facilities, and to new lenders or note holders, to the extent the instruments they hold include similar protections.

We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.

We are a holding company and we conduct substantially all of our operations through subsidiaries. We are also permitted, subject to certain limitations under our existing indebtedness and limits that may be imposed by regulatory agencies, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would have the effect of increasing our total leverage. Furthermore, subject to the covenant discussed under “Description of the Notes — Limitation on Liens Covenant,” the indenture relating to the Notes does not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness. As of June 30, 2013, after giving effect to the offering of the Notes, we would have had approximately $43.6 billion of consolidated debt (including approximately $2.1 billion of subsidiary debt obligations not guaranteed by us).

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the Notes. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to us in the future because of the need to support their own capital levels or because of regulatory limits.

Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of any preferred equity interest holders and creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. To the extent that we are a creditor of a subsidiary, our claims would be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us. As a result, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of American International Group, Inc. as the source of payment for the Notes, and not those of our subsidiaries.

The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient.

The Notes being offered by this prospectus supplement and the accompanying prospectus are new issues of securities for which there is currently no active trading market. We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system. The underwriters currently intend, but are not obligated, to make a market for the Notes and may cease doing so at any time. As a result, an active trading market may not develop for the Notes, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Notes at their fair market value or at all.

Whether or not a trading market for the Notes develops, neither we nor the underwriters can provide any assurance about the market price of the Notes. Several factors, many of which are beyond our control, might influence the market value of the Notes, including:

•	our creditworthiness and financial condition (whether actual or perceived);

•	actions by credit rating agencies;

•	the market for similar securities;

•	prevailing interest rates; and

•

economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally, such as adverse European economic and financial conditions related to sovereign debt issues in certain countries, and concerns regarding the European Union or geopolitical or military crises.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.

As a result of one or more of those factors, Notes that an investor purchases may trade at a discount to the price that the investor paid for such Notes.

There are potential conflicts of interest between investors in the Notes and the quotation agent.

AIG Markets, Inc., our subsidiary, will serve as the quotation agent in connection with any redemption of the Notes. The quotation agent will determine the redemption price of the Notes. The quotation agent will exercise discretion and judgment in performing these duties. Absent manifest error, all determinations by the quotation agent will be final and binding on investors, without any liability on our part. The exercise of this discretion by the quotation agent could adversely affect the redemption price of the Notes. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the quotation agent, even though the quotation agent may have a conflict of interest at the time of such determinations.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed in this prospectus supplement and the accompanying prospectus on the value of the Notes.

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes, after deduction of underwriting discounts and commissions and estimated offering expenses payable by us, are anticipated to be approximately $995,250,000. We intend to use the net proceeds from this offering for general corporate purposes, which are currently expected to include the retirement of our debt.

CAPITALIZATION

The following table sets forth our cash and our consolidated capitalization as of June 30, 2013:

•	on an actual basis; and

•	as adjusted to give effect to the offering of the Notes.

You should read the information in this table together with our consolidated financial statements and the related notes in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At June 30, 2013
	Actual	As Adjusted for the Issuance of the Notes (b)
	(In millions)
Cash	$1,762	$2,757

Debt:
Debt issued or guaranteed by AIG:
Notes and bonds payable	13,191	14,191
Subordinated debt	250	250
Junior subordinated debt	6,478	6,478
Other	1,172	1,172
Borrowings supported by assets:
MIP notes payable	8,879	8,879
Series AIGFP matched notes and bonds payable	3,495	3,495
Other	7,013	7,013
Debt not guaranteed by AIG:
Other	2,136	2,136

Total debt (a)	42,614	43,614

Shareholders’ equity:
Common stock, $2.50 par value; 5,000,000,000 shares authorized; shares issued: 1,906,613,772	4,766	4,766
Treasury stock, at cost; 430,265,761 shares of common stock	(13,923)	(13,923)
Additional paid-in capital	80,468	80,468
Retained earnings	19,113	19,113
Accumulated other comprehensive income	7,039	7,039

Total AIG shareholders’ equity	97,463	97,463
Non-redeemable noncontrolling interests	692	692

Total equity	98,155	98,155

Total capitalization	$140,769	$141,769

(a)	Excludes $23.3 billion related to ILFC as it is classified as a held for sale business at June 30, 2013.
(b)	The as-adjusted column does not reflect retirement of our existing debt made after June 30, 2013.

DESCRIPTION OF THE NOTES

We have summarized below certain terms of the 3.375% Notes due 2020, which we refer to in this prospectus supplement as the “Notes.” This summary supplements and amends the general description of the Notes contained in the accompanying prospectus. Any information regarding the Notes contained in this prospectus supplement that is inconsistent with information in the accompanying prospectus will apply and will supersede any inconsistent information in the accompanying prospectus.

You should refer to the Indenture, dated as of October 12, 2006, between us and The Bank of New York Mellon, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, and as further supplemented by the applicable supplemental indenture governing such series of the Notes. The Indenture, as so supplemented, is referred to as the “Indenture” in this prospectus supplement. The Indenture, including these supplemental indentures, has been filed as an exhibit to the registration statement or an exhibit to our Current Report on Form 8-K filed on December 6, 2010, or will be filed as an exhibit to our Current Report on Form 8-K relating to this offering. The following summary, together with the descriptions in the accompanying prospectus, of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of terms therein. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for details on how you may obtain a copy of the Indenture from us.

The Notes will be issued as a series of the debt securities under the Indenture, as described herein and in the accompanying prospectus.

General

The Notes will be issued in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be represented by global Notes (as defined below) registered in the name of The Depository Trust Company (“DTC”) or its nominee.

The Notes will be unsecured obligations of AIG and will rank equally with all of our other existing and future unsecured indebtedness. See “Risk Factors — The Notes are our unsecured debt and will be effectively subordinated to any secured obligations we may incur.” in this prospectus supplement for additional information on this risk. In addition, the Notes will be structurally subordinated to all future and existing obligations of our subsidiaries, which is significant. See “Risk Factors — We and our subsidiaries have significant leverage and debt obligations. Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries, and the Notes will be structurally subordinated to the existing and future indebtedness of our subsidiaries.” in this prospectus supplement for additional information on this risk.

The Notes will be issued in an aggregate principal amount of $1,000,000,000. We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional notes on the same terms and conditions (except that the issue price and issue date may vary) and with the same CUSIP number, ISIN and common code as the Notes being offered by this prospectus supplement. The Notes being offered by this prospectus supplement and any additional notes of the same series would rank equally and ratably and would be treated as a single class for all purposes of the Indenture.

The Notes will mature on August 15, 2020. Principal of and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at our office or agency in The City of New York, which initially will be the corporate trust office of the trustee currently located at 101 Barclay Street, New York, New York 10286. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

The Notes do not provide for any sinking fund or permit holders to require us to repurchase the Notes.

For so long as the Notes are in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. We may issue definitive Notes in the limited circumstances set forth in “— Book Entry System” below.

“Business Day” for the purposes of the Notes means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

Interest

The Notes will bear interest at the rate of 3.375% per annum, payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2014 (long first coupon), to holders of record on the immediately preceding February 1 and August 1. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. On the maturity date of the Notes, holders will be entitled to receive 100% of the principal amount of the Notes plus accrued and unpaid interest, if any. If any interest payment date or the maturity date of the Notes falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Optional Redemption

We will have the right to redeem the Notes, in whole or in part, at any time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the adjusted treasury rate, plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The definitions of certain terms used in the paragraph above are listed below.

“Adjusted treasury rate” means, with respect to any redemption date, the rate per annum equal to the semi- annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.

“Quotation agent” means AIG Markets, Inc. or any other firm appointed by us, acting as quotation agent. AIG Markets, Inc. is our subsidiary.

“Reference treasury dealer” means:

•

each of Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and a primary treasury dealer (as defined below) selected by each of U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, or the respective successor of any of them; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer; and

•	any other primary treasury dealer selected by the quotation agent after consultation with us.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. on the third Business Day preceding such redemption date.

All calculations made by the quotation agent for the purposes of calculating the redemption price of the Notes shall be conclusive and binding on the holders of the Notes, the trustee and us, absent manifest error. See “Risk Factors — There are potential conflicts of interest between investors in the Notes and the quotation agent.”

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate, provided that the Notes with a principal amount of $2,000 will not be redeemed in part.

We will give to DTC a notice of redemption at least 30 days but not more than 60 days before the redemption date. If any Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notice by DTC to its participants and by participants to “street name” holders of indirect interests in the Notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. The redemption may be conditioned upon the occurrence of one or more conditions precedent.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If a redemption date falls on a day that is not a Business Day, we will make the required payment on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Limitation on Liens Covenant

We have made a covenant with respect to the Notes that we will not and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed (other than non-recourse indebtedness) which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future voting stock of a Designated Subsidiary unless the Notes and, if we so elect, any of our other indebtednesses ranking at least pari passu with the Notes, are secured equally and ratably with (or prior to) such other secured indebtedness. For purpose of this covenant, “Designated Subsidiary” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., and any subsidiary the assets of which exceed 20% of our consolidated assets, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter. As of June 30, 2013, AIG Life Holdings, Inc., AIG Property Casualty Inc., AIG Property Casualty U.S., Inc. and AIUH LLC had assets that exceeded 20% of our consolidated assets.

Other than the covenant described above and the provisions described under “Description of Debt Securities AIG May Offer — Special Situations — Mergers and Similar Transactions” in the accompanying prospectus, the Indenture or the Notes do not contain other provisions that afford holders of the Notes protection in the event we:

•	engage in a change of control transaction;

•	subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets;

•	pay dividends;

•	enter into transactions with related parties; or

•	conduct other similar transaction that may adversely affect the holders of the Notes.

See “Risk Factors — The indenture relating to the Notes and the terms of the Notes contain limited protection for holders of the Notes.” for a further discussion of the limited protections provided to holders of the Notes.

Defeasance

The defeasance provisions of the Indenture will apply to the Notes. See “Description of Debt Securities AIG May Offer — Defeasance” beginning on page 8 in the accompanying prospectus.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

The Notes will be issued in the form of one or more global certificates, which are referred to as global Notes, registered in the name of DTC or its nominee. Purchasers of the Notes may hold beneficial interests in the global Notes through DTC, or through the accounts that Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) maintain as participants in DTC. For more information concerning DTC and its book-entry system as well as Clearstream and Euroclear, see “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Notes represented by a global Note will be exchangeable for Note certificates, registered in the names of owners of beneficial interests in the global Notes, with the same terms and in authorized denominations, only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for the global Notes, and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global Note; or

•	an event of default has occurred with regard to the Notes and has not been cured or waived.

In any such instance, an owner of a beneficial interest in the global Notes will be entitled to physical delivery of the Notes represented by the global Notes equal in principal amount to that beneficial interest and to have those Notes registered in its name. Notes so issued will be in definitive registered form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes so registered can be transferred by presentation for registration of transfer to the transfer agent at its corporate trust office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or its attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

If a global Note is terminated, only DTC, as depositary, and not we or the trustee, is responsible for deciding the names of the persons in whose names the Notes delivered in exchange will be registered and, therefore, who will be the holders of those Notes.

Concerning the Trustee

The Bank of New York Mellon will initially be the trustee under the Indenture and also the paying agent and the transfer agent and registrar for the Notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. See “Description of Debt Securities AIG May Offer — Our Relationship with the Trustee” beginning on page 11 in the accompanying prospectus.

MATERIAL UNITED STATES TAXATION CONSIDERATIONS

This section updates and supplements the material United States federal income tax consequences of owning, selling and disposing of the Notes described in “Material United States Taxation Considerations — Taxation of Debt Securities” in the accompanying prospectus. This section also updates and supplements the opinion of Sullivan & Cromwell LLP in the accompanying prospectus and is subject to the limitations set forth therein.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such institutions fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments generally will include U.S.-source interest and the gross proceeds from the sale or other disposition of notes that can produce U.S.-source interest. Amounts that you receive on the Notes could be subject to this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold Notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). However, such payments will only include interest paid on and proceeds from the sale or other disposition of notes issued or materially modified on or after July 1, 2014. In addition, withholding will not apply to payments of gross proceeds from a sale or other disposition of Notes before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your Notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, the refund application process has not yet been finalized, so even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc., HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of the Notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$200,000,000
HSBC Securities (USA) Inc.	200,000,000
U.S. Bancorp Investments, Inc.	200,000,000
Wells Fargo Securities, LLC	200,000,000
Mizuho Securities USA Inc.	37,500,000
Scotia Capital (USA) Inc.	37,500,000
SMBC Nikko Securities America, Inc.	37,500,000
Standard Chartered Bank	37,500,000
CastleOak Securities, L.P.	8,334,000
ING Financial Markets LLC	8,334,000
Mischler Financial Group, Inc.	8,333,000
Muriel Siebert & Co., Inc.	8,333,000
PNC Capital Markets LLC	8,333,000
Samuel A. Ramirez & Company, Inc.	8,333,000

Total	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to certain conditions precedent. The underwriters are committed to take and pay for all the Notes being offered, if any are taken.

We have been advised by the representatives of the underwriters that the Notes sold by the underwriters to the public will initially be offered at the price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.240% of the principal amount of the Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.140% of the principal amount of the Notes. After the initial offering of the Notes to the public, the underwriters may from time to time change the public offering price and other selling terms.

The following table shows the per Note and total underwriting discounts and commissions to be paid to the underwriters by us. The per Note discount is expressed as a percentage of the principal amount of the Notes.

Per Note	0.400%
Total	$4,000,000

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any national securities exchange or to include the Notes in any automated quotation system. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Risk Factors — The trading market for the Notes may be limited and you may be unable to sell your Notes at a price that you deem sufficient.” for a further discussion of this risk.

The underwriters intend to offer the Notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents. Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes on the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the syndicate repurchases previously distributed Notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We estimate that total out-of-pocket expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $500,000.

We have agreed to indemnify the several underwriters against, and to contribute toward, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the underwriters and their respective affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to us and our subsidiaries. Certain of these relationships involve transactions that are material to us and our affiliates and for which those underwriters received significant fees. Citigroup Global Markets Inc. also acted as a financial advisor to us in connection with a series of our integrated transactions with the United States Department of the Treasury, the Federal Reserve Bank of New York and the AIG Credit Facility Trust that closed on January 14, 2011 to recapitalize AIG. Certain of the underwriters have received, and may in the future receive, customary compensation from us and our subsidiaries for such services.

Certain of the underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters or their affiliates that have a lending relationship with us or our subsidiaries routinely hedge their credit exposure to us or our subsidiaries consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging their exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such short positions could adversely affect future trading prices of the Notes. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If we choose to use a portion of the net proceeds from this offering to repurchase debt securities, we may repurchase debt securities from one or more of the underwriters or other broker-dealers.

As previously announced, we have been conducting a review of our dealings with certain counterparties with which we did securities and related business before and during the recent financial crisis to determine what legal claims we may have to recover from counterparties that harmed us by their conduct. These counterparties include a number of financial institutions, including certain of the underwriters and various of their affiliates. In connection with this review, we have entered into agreements with a number of such counterparties, including certain of the joint book-running managers, tolling the statute of limitations in respect of claims we may have against those counterparties and, in some cases, that the counterparties may have against us. In addition, we have entered into settlements with some of these counterparties, including one of the joint book-running managers, pursuant to which we had received an aggregate amount of approximately $720 million as of June 30, 2013.

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of the Notes, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to Notes, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer to the public of any Notes which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State, except that with effect from and including the Relevant Implementation Date, it is permitted to have made and may make an offer to the public in that Relevant Member State of any Notes under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100, or if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by AIG for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall result in a requirement for AIG or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/ EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

United Kingdom

Each underwriter has represented and agreed that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to AIG; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong the Notes by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) and each underwriter has represented and agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, (b) has not offered or sold and will not offer or sell the Notes, and (c) has not made and will not make the Notes to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

This prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to United Kingdom and European Union Investors

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

In any Member State of the EEA that has implemented Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive (or Directive 2010/73/EU), to the extent implemented in any Member State, together with any applicable implementing measures in any Member State, the “Prospectus Directive”), this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus

Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make any offer in any Relevant Member State of any Notes may only do so in circumstances in which no obligation arises for AIG or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. None of AIG or the underwriters has authorized, nor do they authorize, the making of any offer of any Notes in circumstances in which an obligation arises for AIG or the underwriters to publish or supplement a prospectus for such offer.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires, any Notes in the offering contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each of the underwriters and AIG that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the Notes acquired by it in the offer hereby have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where the Notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time provided, and may provide in the future, legal services to AIG and its affiliates.

EXPERTS

The consolidated financial statements and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AIA Group Limited incorporated into this prospectus supplement by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance upon the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$1,000,000,000

American International Group, Inc.

3.375% Notes due 2020

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	HSBC	US Bancorp	Wells Fargo Securities

Co-Managers
Mizuho Securities		Scotiabank
SMBC Nikko		Standard Chartered Bank

Junior Co-Managers
CastleOak Securities, L.P.	ING	Mischler Financial Group
PNC Capital Markets LLC	Ramirez & Co., Inc.	Siebert Capital Markets

August 6, 2013